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                                      EXHIBIT XI
                               U.S.B. HOLDING CO., INC.
                          COMPUTATION OF EARNINGS PER SHARE

                  FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1997
                  ------------------------------------------------

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                                                           THREE MONTHS ENDED          SIX MONTHS ENDED
                                                              JUNE 30, 1997              JUNE 30, 1997
                                                              -------------              -------------
                                                      (000'S, EXCEPT SHARE DATA)    (000'S, EXCEPT SHARE DATA)
Weighted average number of common
   shares outstanding                                           6,198,191                   6,192,778

Assuming exercise of options reduced by
   the number of shares which could have
   been purchased with the proceeds from
   exercise of such options                                       548,484                     508,995
                                                                ---------                   ---------

Weighted average common and common
   equivalent shares                                            6,746,675                   6,701,773
                                                                ---------                   ---------
                                                                ---------                   ---------

Net income                                                      $   2,500                   $   4,832

Less:  Preferred stock dividend requirements                           --                          34
                                                                ---------                   ---------

Net income available to common shareholders                     $   2,500                   $   4,798
                                                                ---------                   ---------
                                                                ---------                   ---------

Net income per common and
   common equivalent share                                      $    0.37                   $    0.72
                                                                ---------                   ---------
                                                                ---------                   ---------
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